Exhibit 2

                                     SPECIMAN

 Auction Rate Municipal                                            SHARES
 Preferred Stock, Series R28                                       1,030

               THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

 INCORPORATED UNDER THE LAWS                                 SEE REVERSE FOR
   OF THE STATE OF MARYLAND                              CERTAIN DEFINITIONS

 THIS CERTIFICATE IS TRANSFERABLE                          CUSIP 09247K 50 5
      IN NEW YORK, NY

 THIS CERTIFIES THAT

                                    CEDE & CO.

 IS THE OWNER OF One Thousand Thirty (1,030)

     FULL PAID AND NON-ASSESSABLE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK, SERIES R28, PAR VALUE $.01 PER SHARE, LIQUIDATION PREFERENCE $50,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS (WHETHER OR NOT EARNED OR DECLARED) THEREON PLUS THE PREMIUM, IF ANY, RESULTING FROM THE DESIGNATION OF A PREMIUM CALL PERIOD OF

               THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

 transferable on the books of said Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

       This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

       In Witness Whereof, THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC. has caused its corporate seal to be hereto affixed and this certificate to be executed in its name and behalf by its duly authorized officers.


 Dated: November 23, 1992

 Countersigned and Registered:                          /s/ [ILLEGIBLE]
       BANKERS TRUST COMPANY                 ------------------------------
            (New York) Transfer Agent                      President


 By                                                     /s/ [ILLEGIBLE]
                                             ------------------------------
                                                           Treasurer
 Authorized Signature

          /s/ [ILLEGIBLE]
 ------------------------------------





 THE TRANSFER OF THE SHARES OF AUCTION RATE MUNICIPAL PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER, AND THE PURCHASER'S LETTERS REFERRED TO THEREIN. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTION TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

             THE BLACKROCK INSURED MUNICIPAL 2008 TERM TRUST INC.

             A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

             The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM--as tenants in common      UNIF GIFT MIN ACT-- _____Custodian______
 TEN ENT--as tenants by the                 (Cust)       (Minor)
          entireties                        under Uniform Gifts
 JT TEN--as joint tenants with              to Minors Act ______
         rights of survivorship                          (State)
         and not as tenants in
         common

 Additional abbreviations may also be used though not in the above list.

 For value received ____________ hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee

   ______________________________
  /                             /
 /_____________________________/

 ___________________________________________________________________________
 (Please Print or Typewrite Name and Address, Including Zip Code of
 Assignee)

 ___________________________________________________________________________

 ___________________________________________________________________________

 ___________________________________________________________________ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint

 __________________________________________________________________ Attorney
 to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

 Dated ______________

            NOTICE:
                     ______________________________________________________
                    The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or englargement or any change whatever.